Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information and to the incorporation by reference of our reports dated February 13, 2015 in the Registration Statement (Form N-1A) of Hartford HLS Series Fund II, Inc. for the year ended December 31, 2014 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 69 under the Securities Act of 1933 (Registration No. 033-3920/811-04615).

/s/Ernst & Young LLP

Minneapolis, Minnesota

April 9, 2015